UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2014

COMMONWEALTH REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two North Riverside Plaza, Suite 600, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 646-2800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2014, at a special meeting of the shareholders of CommonWealth REIT (the “Company”), the following seven individuals were elected to serve on the Board of Trustees of the Company (the “New Board”): Samuel Zell, who will serve as the Chairman of the New Board, James Corl, Edward Glickman, David Helfand,  Peter Linneman, Jim Lozier and Kenneth Shea.  Each of foregoing individuals had been nominated to serve on the New Board by Corvex Management LP (“Corvex”) and Related Fund Management, LLC and certain of its affiliates (“Related”), each a shareholder of the Company (the “Corvex/Related Nominees”).

(c) Appointment of Certain Officers

On May 23, 2014, the New Board appointed Mr. David A. Helfand, age 49, as the Company’s President, Chief Executive Officer and interim Chief Financial Officer.  Mr. Helfand has served as Co-President of Equity Group Investments, a private investment firm (“EGI”), since January 2012 where he has overseen EGI’s real estate activities. Prior to rejoining EGI in 2012, Mr. Helfand was Founder and President of Helix Funds LLC, a private real estate investment management company (“Helix Funds”), where he oversaw the acquisition, management and disposition of more than $2.2 billion of real estate assets. While at Helix Funds, he also served as Chief Executive Officer for American Residential Communities LLC (“ARC”), a Helix Funds portfolio company. Before founding Helix Funds, Mr. Helfand served as Executive Vice President and Chief Investment Officer for Equity Office Properties Trust (“EOP”), the largest REIT in the U.S. at the time, where he led approximately $12 billion of mergers and acquisitions activity. Prior to working with EOP, Mr. Helfand served as a Managing Director and participated in the formation of Equity International, a private investment firm focused on real estate-related companies outside the U.S. He also held the role of President and Chief Executive Officer at Equity LifeStyle Properties, an operator of manufactured home communities, and served as Chairman of the board’s audit committee. His earlier career included investment activity in a variety of asset classes, including retail, office, parking and multifamily. He serves as a member of the Board of Trustees and Executive Committee of National Louis University, as a Director of the Ann & Robert H. Lurie Children’s Hospital of Chicago, on the Executive Committee of the Zell/Lurie Real Estate Center at the Wharton School of Business, and on the Board of Visitors at the Weinberg College of Arts and Sciences at Northwestern University. Mr. Helfand holds an M.B.A. from the University of Chicago Graduate School of Business and a B.A. from Northwestern University.

Mr. Helfand entered into an agreement with Corvex and Related on February 11, 2014, whereby he agreed to serve as the Chief Executive Officer of the Company if appointed by the New Board and a majority of the New Board consisted of the Corvex/Related Nominees. Additionally, Corvex and Related entered into an agreement with EGI-CW Holdings, L.L.C., an entity in which Mr. Helfand has an indirect ownership interest (“EGI-CW”), on February 11, 2014, pursuant to which Corvex, Related and EGI-CW agreed, among other things, that if all or a majority of the Corvex/Related Nominees, including Mr. Zell and Mr. Helfand, were elected as trustees of the Company, each of Corvex, Related and EGI-CW would use reasonable best efforts, taking into account the trustees’ fiduciary duties, to effect the appointment of Mr. Helfand as Chief Executive Officer of the Company.

On May 23, 2014, the New Board appointed Mr. David S. Weinberg, age 45, as the Company’s Executive Vice President and Chief Operating Officer. Mr. Weinberg has served as the Chief Investment Officer of EQX Real Estate Partners, L.P., a private investment firm (“EQX”), since January 2014  and worked on real estate and real-estate related investments for EGI from January 2012 to December 2013. Prior to joining EGI, from 2007 to 2011 Mr. Weinberg was responsible for investments in the multifamily and office sectors at Helix Funds and oversaw Helix Funds’ dispositions for ARC. Mr. Weinberg also served as Vice President of Investments and Asset Management at EOP where he worked from 2003 to 2007. In this role, he participated in over $6 billion of investment activity and oversaw EOP’s 16 million-square-foot office portfolio in Southern California. Earlier in his career, Mr. Weinberg was Vice President of acquisitions at LaSalle Investment Management and an attorney at the law firm Sidley Austin LLP. Mr. Weinberg received his J.D. from Northwestern University School of Law and graduated with highest honors with a B.S. from the University of Illinois.

On May 23, 2014, the New Board appointed Mr. Orrin S. Shifrin, age 46, as the Company’s Executive Vice President, General Counsel and Secretary. Mr. Shifrin has served as General Counsel, Secretary and Chief Compliance Officer of EQX since January 2014 and handled legal matters for EGI’s real estate investment activity. Mr. Shifrin currently serves as the General Counsel and Secretary for Helix Funds where he has participated in the acquisition, management and disposition of over $2.2 billion in real estate assets. Mr. Shifrin also currently serves as the General Counsel for ARC. Prior to joining Helix Funds, Mr. Shifrin served as a Principal at Terrapin Properties, LLC, a privately-held real estate investment and development company (“Terrapin”), where he worked from October 2002 to April 2005 and where his role involved general counsel duties, business development and operations.  While at Terrapin, Mr. Shifrin was involved in over $200 million of residential and commercial real estate-related transactions.  Prior to joining Terrapin, Mr. Shifrin was a Partner at the law firm of Katten Muchin Rosenman, where he worked for over 10 years. Mr. Shifrin received his J.D. from Northwestern University School of Law and graduated with highest honors with a B.S. from the University of Illinois.

On May 23, 2014, Allen B. Samuel, age 40, was appointed to serve as the interim principal accounting officer of the Company.  Mr. Samuel has served on the asset management and investment teams of EQX and EGI since January 2014. Prior to joining EGI, Mr. Samuel was responsible for financial reporting and acquisition and disposition activities for Helix Funds from October 2007 to December 2013. Prior to joining Helix Funds, Mr. Samuel served as Controller for EOP, where he was responsible for GAAP-based reporting, budgeting and forecasting efforts for several regions of the publicly-traded company from October 1998 to September 2007.  Earlier in his career, Mr. Samuel served as a financial analyst at a pension fund advisory firm where he provided various financial reporting and investment return analyses to institutional clients. Mr. Samuel is a Certified Public Accountant and holds a B.B.A. from the University of Iowa and an M.B.A. from DePaul University.

Each of Messrs. Helfand, Weinberg, Shifrin and Samuel (the “Officers”) is expected to have limited involvement in the activities of EGI, Helix Funds and ARC for a period of time after their election as officers of the Company. Each of the Officers has been an employee of or otherwise involved in the operation of EGI and may be involved on a limited basis with certain EGI assets or responsibilities.  Additionally, each of the Officers has been an employee of or otherwise involved with Helix Funds and ARC. Each of Helix Funds and ARC has sold substantially all of its assets and is in the process of winding up its affairs. This winding up process may require limited involvement of the Officers.

(b)  Departure of Directors or Certain Officers

Effective May 23, 2014, each of Mr. Adam D. Portnoy, President of the Company, Mr. John C. Popeo, Treasurer and Chief Financial Officer of the Company, Mr. David M. Lepore, Senior Vice President and Chief Operating Officer of the Company, and certain other officers tendered their resignations from their respective positions with the Company.  None of foregoing individuals expressed any disagreements with the Company with respect to any matter, including but not limited to any accounting-related policy or matter.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Election of Trustees

On May 23, 2014, the Company held a special meeting of shareholders (the “Special Meeting”), at which the Company’s shareholders voted solely on the election of trustees. The Company’s shareholders elected the following seven nominees to serve on the New Board: Samuel Zell, James Corl, Edward Glickman, David Helfand, Peter Linneman, Jim Lozier and Kenneth Shea.

Under the Company’s Declaration of Trust, the trustees are classified into three groups: two trustees serving in Group I until the 2014 annual meeting of shareholders, three trustees serving in Group II until the 2015 annual meeting of shareholders and two trustees serving in Group III until the 2016 annual meeting of shareholders. The group into which each trustee has been elected is set forth below.

IVS Associates, Inc., the independent Inspector of Elections for the Special Meeting, delivered to the Company its final certified voting results for the election of trustees on May 23, 2014. The number of votes cast for, votes cast against, abstentions and broker non-votes for each nominee were as follows:

Nominee	Votes For	Votes Against	Abstentions

Group I:
James Corl	101,084,659	276,962	181,404
Edward Glickman	101,076,652	282,412	183,961

Group II:
Peter Linneman	101,077,735	280,023	185,267
Jim Lozier	101,070,585	291,888	180,552
Kenneth Shea	101,066,645	292,199	184,181

Group III:
Samuel Zell	100,593,192	767,091	182,742
David Helfand	100,816,458	546,448	180,119

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH REIT

By:	/s/ Orrin Shifrin
Name:	Orrin Shifrin
Title:	General Counsel and Secretary

Date: May 23, 2014